INTERCREDITOR AGREEMENT
                             -----------------------

     THIS INTERCREDITOR AGREEMENT, dated this 16th day of January, 1997, is by and among TONKIN SPRINGS VENTURE LIMITED PARTNERSHIP, a Nevada limited partnership ("TSVLP"), whose address is 55 Madison, Suite 700, Denver, Colorado 80206, TONKIN SPRINGS GOLD MINING COMPANY, a Colorado corporation and the general partner of TSVLP ("TSGMC"), whose address is 55 Madison, Suite 700, Denver, Colorado 80206, U.S. GOLD CORPORATION, a Colorado corporation of which TSGMC is a wholly-owned subsidiary ("U.S. Gold"), whose address is 55 Madison, Suite 700, Denver, Colorado 80206, and GLOBEX MINING ENTERPRISES INC., a Quebec corporation ("Globex"), whose address is 146-14th Street, Rouyn- Noranda, Quebec, Canada, J9X 253 and GOLD CAPITAL CORPORATION, a Colorado corporation ("GCC"), whose address is 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918, who is a party hereto for certain purposes as indicated on the signatory pages hereof.

                                    RECITALS
                                    --------

     A. Pursuant to a Secured Promissory Note dated December 31, 1993, by GCC in favor of TSVLP (such Secured Promissory Note having been amended and restated July 13, 1994, October 18, 1994, March 27, 1995, June 21, 1995 and, as amended, referred to hereinafter as the "TSVLP Note"), GCC issued to TSVLP a Secured Promissory Note and currently owes principal and interest to TSVLP in the aggregate amount of $1,630,644.46, after taking into account the adding of 1996 accrued interest on the TSVLP Note to the unpaid principal balance thereof.

     B. The indebtedness and obligations of GCC under the TSVLP Note are secured by certain real and personal property of GCC, constituting (i) a sixty percent (60%) interest in certain owned or leased unpatented mining claims comprising the Tonkin Springs Project in Eureka County, Nevada, and related surface facilities and machinery and equipment (collectively the "Tonkin Springs Project"), and (ii) GCC's interest in that Mining Venture Agreement between GCC and TSVLP dated December 31, 1993, which governs operations at the Tonkin
Springs Project (the "Mining Venture Agreement"), all as more particularly described in that Security Agreement dated December 31, 1993 (the "TSVLP Security Agreement") and a related UCC-1 Financing Statement between GCC and TSVLP (collectively referred to hereinafter as the "TSVLP Collateral Agreements").

     C. Pursuant to a Loan Agreement and Promissory Note (the "Globex Agreements") dated of even date herewith among GCC, TSVLP, TSGMC, U.S. Gold and Globex, Globex has agreed to provide a loan to GCC, consisting of an initial advance of $395,000 and such additional advances as may be made pursuant to the provisions of the Globex Agreements (the "Globex Loan"). The indebtedness and obligations of GCC under the Globex Agreements with respect to the Globex Loan and the Promissory Note issued by GCC to Globex in connection therewith are also secured by the collateral that is covered by the TSVLP Collateral Agreements, pursuant to a Deed of Trust, Security Agreement, Financing Statement and
Assignment of Production and Proceeds of even date herewith, together with related UCC-1 Financing Statements (the "Globex Collateral Agreements").

     D. TSVLP and Globex are sometimes referred to collectively herein as the "Lenders" or individually as a "Lender". The TSVLP Collateral Agreements and the Globex Collateral Agreements are collectively referred to hereafter as the "Collateral Documents." All of the collateral pertaining to the Tonkin Springs Project and the Mining Venture Agreement covered and encumbered by any of the
Collateral Documents is collectively referred to hereinafter as the "Collateral." The TSVLP Note and the Globex Agreements are collectively referred to hereinafter as the "Loan Agreements."

     E. The Lenders desire by this Agreement to establish their relative rights and priorities with respect to their liens relating to the Collateral, and to agree to enforcement procedures of rights under the Collateral Agreements.

                                    AGREEMENT
                                    ---------

     In   consideration   of  the   foregoing   and  other  good  and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Ratable Sharing of Collateral. Each Lender acknowledges (and each has irrevocably advised and instructed GCC to recognize) that the Collateral in which it has or acquires a security interest is identical and is intended to be co-extensive with the Collateral covered by the security interest of the other Lender and, with respect to gold and other precious metals contained in and recoverable from the ore concentrates, that such security interests remain through the stockpiling, shipping and smelting processes. It is the intent of the Lenders, and it is hereby agreed between the Lenders, that as between the Lenders each Lender shall participate in fifty percent (50%) of the total amount of Collateral and proceeds of the Collateral (including commingled contained gold in a given stockpile, shipment or batch) up to the aggregate amount of principal and interest owed to each of them pursuant to the TSVLP Note and the Globex Loan, respectively. Subject to the terms of this Agreement, the Lenders hereby agree jointly to pursue any rights and remedies that each may have and either may elect to initiate under their respective Collateral Documents in a manner that recognizes and respects the other Lender's pro-rata share of the Collateral in accordance with the terms of this Agreement and any proceeds from the disposition of the Collateral in the event either Lender exercises or enforces its rights to foreclosure or takes other remedial action as a secured party shall, subject to the terms hereof, be shared between them pari passu in equal proportions.

     2. Priority. Notwithstanding the date, manner or order of recording of the Collateral Documents or the taking of any other steps necessary to perfect or any steps to enforce the respective security interests in the Collateral and notwithstanding any provision of the Uniform Commercial Code as adopted in Nevada or any other applicable law, or any provision in the Loan Agreements or the Collateral Documents, the liens and encumbrances created by the Collateral Documents shall be equal and on a parity, and TSVLP and Globex, subject to the terms of Section 1, shall have equal priority with respect to their security interests in the Collateral as to the amounts owing to them under the Loan
Agreements. Each Lender assigns to the other Lender, for the term of this Agreement, an undivided interest in the Collateral Documents of the assigning Lender, and in any proceeds collected by virtue of enforcement thereof or otherwise, to the extent of the assignee's undivided interest and right to participate in the Collateral pursuant to Section 1 hereof. Each Lender agrees to take all action necessary or appropriate to evidence and give effect to the foregoing assignment.

     3. Foreclosure. If a Default or Event of Default, as such terms are defined in the Loan Agreements (collectively, a "Default"), shall have occurred and is continuing, the Lender who is alleging such Default (the "Foreclosing Lender") may notify the other Lender (the "Participating Lender") in accordance with
Section 10 hereof. If after thirty (30) days from the date of the notice the Default continues, the Participating Lender shall be entitled to pursue the remedies and exercise any further rights and remedies granted under the relevant Loan Agreement or Collateral Document. TSVLP and Globex recognize that a trustee foreclosure under a deed of trust may be less expensive and more expedited than a judicial foreclosure. Therefore, the Lenders covenant and agree that if there is a Default under either or both of the TSVLP Collateral Agreements (and/or the TSVLP Security Agreement) and the Globex Collateral Agreements (and/or the Globex Agreements), foreclosure proceedings shall be commenced upon the expiration of the thirty (30) day notice period, and the Foreclosing Lender shall proceed to foreclose under the applicable Collateral Documents. The foreclosure shall be conducted as a unified sale of real and personal property conducted in accordance with the Nevada Uniform Commercial Code and Nevada real property law governing a trustee's sale of real property encumbered by a deed of trust, unless otherwise agreed by the Foreclosing and Participating Lender. At the trustee's sale, the Foreclosing Lender and the Participating Lender shall jointly bid not less than the lesser of the fair market value of the Collateral or the combined balances then owing under the applicable Loan Agreement, unless otherwise agreed by the Lenders. If the Collateral is not purchased by a third party at the trustees sale, the Foreclosing Lender shall cause title to vest in the names of both Lenders, as tenants in common, with equal undivided interests therein. The Foreclosing Lender shall obtain a Trustee's Sale Guaranty from a title company reasonably acceptable to the Participating Lender insuring title in the real property portion of the Collateral vested as required herein. The Foreclosing Lender or Participating Lender may also exercise any further rights or remedies under the applicable Collateral Documents or Loan Agreements; provided, that any interest in or amounts recorded with respect to the Collateral shall be vested in the names of both Lenders in accordance herewith. Any proceeds received from any such foreclosure, remedial action, redemption or receivership proceeding related to the Collateral shall be shared between the Lenders pari passu in equal proportions; provided, that such proceeds shall be allocated between the Lenders in the manner provided in Section 4 below. Upon issuance of the Trustee's Deeds to TSVLP and Globex, as tenants in common in accordance herewith, each Lender agrees to promptly release the lien of its respective Collateral Documents as an encumbrance against the Collateral. For a period of ninety (90) days thereafter, TSVLP shall have the option to pay to Globex in immediately available funds an amount equal to the amount of principal and interest owed to Globex under the Globex Agreements at the time of foreclosure, and thereby acquire all of the right, title and interest of Globex in and to the Collateral, by documents of conveyance reasonably acceptable in form and substance to TSVLP and Globex and their respective counsel. If TSVLP fails to timely exercise that option, the parties shall remain tenants in common as to the Collateral. Any foreclosure or sale of the Collateral constituting personal property not conducted simultaneously with the trustee's sale shall be made by the Foreclosing Lender in accordance with the provisions of the Nevada Uniform Commercial Code, and any proceeds received therefrom shall be shared between the Lenders pari passu in equal proportions; provided, that such proceeds shall be allocated between the Lenders in the manner provided in
Section 4 below.

     4. Application of Payments with Respect to the Collateral. In the event of any foreclosure, sale or other disposition of or realization in any manner upon any of the Collateral, all monies or other property collected or received by either Lender with respect to the Collateral, in excess of the amount paid to discharge liens upon the Collateral prior to the Collateral Documents (if any), shall be distributed by the collecting Lender as follows:

          (a) First: to the Foreclosing Lender and Participating Lender in the amount of, and to apply to, the payment of reasonable costs and expenses incurred by the Foreclosing Lender and Participating Lender in connection with the administration and enforcement of the foreclosed upon deed of trust or other Collateral Document, as the case may be, and any of the other Loan Agreements relating to such foreclosure, including the reasonable fees and out-of-pocket expenses of counsel employed by the foreclosing Lender to the extent that such fees, advances, costs and expenses, shall not previously have been paid or reimbursed to the Foreclosing Lender and Participating Lender;

          (b) Second: to the pari passu payment and prepayment of so much of the outstanding amounts of the Loan Agreements as constitute unpaid principal amounts, and of so much of such unpaid indebtedness as constitute accrued and unpaid interest to and including the date of such application, in equal proportions, all in accordance with Section 1; and

          (c) Third: to the Lenders pari passu in equal proportions, until all indebtedness and other obligations owed by GCC under the Loan Agreements have been satisfied in full, then any excess amount to GCC.

     5. Notice of an Event of Default. If either Lender intends to declare a Default under any of the Loan Agreements to which such Lender is a party, such Lender shall give prompt notice of such intention to the other Lender, which notice shall set forth in reasonable detail the circumstances known to the sender with respect to such Event of Default. TSVLP hereby agrees that it will not send notice to GCC of an Event of Default under the TSVLP Security Agreement so long as GCC timely makes the monthly debt service payments required under the TSVLP Note, Globex has not provided written notice to GCC of an election not to make further advances of funds to GCC set forth in the Globex Agreements, and no third party creditor(s) attempts to foreclose or otherwise collect on the Collateral or to force GCC into any involuntary bankruptcy, insolvency or similar proceedings. Globex hereby agrees to forebear exercising any foreclosure rights under the Globex Collateral Agreements through and including the Maturity Date (as defined in the Globex Agreements), so long as no Events of Default have occurred hereunder or thereunder; provided, however, that Globex shall be entitled to participate and to exercise all rights it has to the full extent of the Globex Collateral Agreements in the event that (a) TSVLP shall undertake any action to enforce its rights under the TSVLP Collateral Agreements, or (b) any third party shall exercise any rights of foreclosure or other collection action against the Collateral.

     6. Security Interests. Notwithstanding anything to the contrary herein, each Lender is responsible for the creation, perfection and validity of any security or other interest in and to the Collateral pursuant to its own financing facility (i.e., the TSVLP Note or the Globex Loan, as appropriate) and pursuant to the Nevada Uniform Commercial Code (the "UCC"), Nevada real property laws and other applicable law. In prescribing their relative rights and privileges, this Agreement assumes that each Lender has complied with the UCC and other applicable law and holds a valid security interest or ownership interest in and to its share of Collateral. Each Lender is responsible for perfecting its respective security interest in and to the Collateral, whether by filing of record the Deed of Trust or otherwise reflecting its interest as further security for the obligations and indebtedness under their respective Loan Agreements.

     7. Compromise of Claims; Effect of Bankruptcy, Fraud, etc. Neither Lender shall compromise or settle any claim with respect to the Collateral without the prior written consent of the other. Should GCC become subject to a bankruptcy or similar proceeding prior to the repayment to a Lender of all amounts owed to such Lender by GCC either Lender who files a proof of claim and is shown to have a valid, perfected secured claim in or title to its respective pro-rata share of the Collateral shall have a secured claim up to its own pro-rata share therein, and shall share ratably in any deficiency or other claim against GCC, and any proceeds received therefrom shall be shared between the Lenders pari passu in equal proportions; provided, that such proceeds shall be allocated between the Lenders in the manner provided in Section 4.

     8.  Termination.  The  provisions  contained  in the  foregoing  Sections 1 through 7 of this Agreement shall terminate when the indebtedness and obligations under either of the respective Loan Agreements have been paid and performed in full.

     9.  Representations,   Warranties  and  Covenants.  The  parties  make  the
following representations, warranties and covenants:

          (a) (i) TSVLP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Nevada, and is qualified to do business and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on the ability of TSVLP to perform its obligations under this Agreement.

          (ii) Globex is a corporation duly organized, validly existing and in good standing under the laws of the Province of Quebec, and is qualified to do business and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on the ability of Globex to perform its obligations under this Agreement.

          (b) (i) TSVLP has all necessary limited partnership power and authority to own and operate its properties and to carry on its business as now conducted and to execute, deliver, observe and perform the terms of this Agreement. TSVLP has taken all necessary limited partnership action to duly authorize the execution and delivery of this Agreement. Neither TSVLP's execution and delivery of this Agreement, nor the performance or observance by TSVLP of the provisions hereof, violates, or will violate, any provisions in TSVLP's articles of incorporation, bylaws or other constitutive documents, or will constitute a default or a violation under, or result in the imposition of any lien under, or conflict with, or result in any breach of any of the provisions of, any existing contract or other obligation binding upon TSVLP or its property or the Collateral. This Agreement has been duly executed and delivered by TSVLP and is the legal, valid and binding obligation of TSVLP, enforceable against TSVLP in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally).

          (ii) Globex has all necessary corporate power and authority to execute, deliver, observe and perform the terms of this Agreement. Neither Globex's execution and delivery of this Agreement, nor the performance or observance by Globex of the provisions hereof, violates, or will violate, any provisions in Globex's articles of incorporation, bylaws or other constitutive documents, or will constitute a default or a violation under, or result in the imposition of any lien under, or conflict with, or result in any breach of any of the provisions of, any existing contract or other obligation binding upon Globex or its property or the Collateral. This Agreement has been duly executed and delivered by Globex and is the legal, valid and binding obligation of Globex, enforceable against Globex in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally).

     (c) No suit, arbitration, action or other proceeding is pending or, to the best of TSVLP's knowledge, threatened before any court, governmental authority or regulatory body against TSVLP.

     (d) Each of TSVLP and Globex agree that prior to the termination of this Agreement they will in no way amend the terms and provisions of any Collateral Documents to which they are a party.

     10. No Representation or Guaranty; No Intention to Create Cross-Interests; No Fiduciary Duty. Neither TSVLP nor Globex makes to the other Lender any representation or assumes any responsibility in respect of the execution, construction or enforcement of this Agreement or any Loan Agreement or Collateral Document, note or other instrument or agreement executed by either Lender. Neither Lender shall be deemed as a result of this Agreement to have indirectly or directly guaranteed any debts, obligations or liabilities of the other Lender or of GCC. The purpose of the foregoing provisions of this Agreement is to establish certain rights and obligations as among the Lenders which are necessary because of their shared interest in the Collateral. Each Lender is the sole lender under and in respect of its own Loan Agreement with GCC, and nothing herein shall be construed as an assignment, participation or other disposition by one Lender with respect to the other Lender's Loan Agreement or in any indebtedness or liability thereunder. Further, except as to funds received or controlled by either Lender as to which the other Lender is entitled to participate hereunder, nothing in this Agreement shall be deemed or construed to expressly create a fiduciary relationship among or duty between the Lenders, who disavow the existence of any other such fiduciary relationship or duty to each other or to GCC.

     11. Notices. All notices, requests and consent, demands and other communications which are required or permitted to be given or made hereunder, shall be given in writing and will be served by personal delivery, by reputable overnight courier or by postage prepaid or by U.S. certified mail, return receipt requested, addressed to the respective parties at the addresses set forth in the preamble of this Agreement. All notices, requests, consents, demands and other communications hereunder shall be deemed given and effective three days following the date on which such notice is deposited in the U.S. mail or one business day after deposit with a reputable overnight courier, addressed as provided above, or on the date personally delivered to and received by the specified parties.

     12. Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without regard to its rules concerning conflicts of law.

     13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof, taken together, bear the signatures of each of the parties.

     14. Agreement by GCC. GCC agrees that it will cooperate with the Lenders to the full extent necessary to effect the purposes of this Agreement, and that it will not take any action in contravention of the provisions of this Agreement.

     15. Conflicts. In the event any provision of any agreement, including either the TSVLP Security Agreement, the TSVLP Note, or the Globex Agreements or Globex Collateral Agreements, to which a Lender and GCC are parties is inconsistent with the terms hereof, the provisions of this Agreement shall prevail as to the subject matter hereof.

     16. Survival of Representations. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the recording of any Collateral Documents.

     17. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition thereof.

     18. Succession. Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the respective parties hereto. This Agreement may not be assigned by either Lender without the prior written consent of the other Lender, and may not be assigned by any other party.

     19. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

     20. Specific Performance. Each party's obligations under this Agreement are unique. The parties each acknowledge that, if any party should default in performance of the duties and obligations imposed by this Agreement, it would be extremely impracticable to measure the resulting damages. Accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance and the parties each expressly waive the defense that a remedy in damages will be adequate.

     21. Attorneys' Fees. If the services of any attorney are required by any party to secure the performance hereof or otherwise upon the breach or default of another party to this agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled.

     22. Further Assurances. At the request of any party hereto, the other parties shall execute and deliver any further instruments, agreements, documents or other papers and take such other actions as may be reasonably requested by any party to effect the purposes of this Agreement and the transactions contemplated hereby.

     23. Public Announcements. Each party shall obtain the prior written consent of the other parties to this Agreement before making any public announcement with respect to this Agreement, any related agreement or the transactions contemplated hereunder or thereunder, unless counsel for the disclosing party advises it that such public announcement is required under applicable laws or securities exchange regulations.

     24. Confidentiality. Except as otherwise set forth in Section 23, the parties hereto and their collective representatives shall forever treat confidentially all information concerning the terms and conditions of this Agreement, all related agreements, and of the transactions contemplated hereunder or thereunder (collectively "Confidential Information"); provided, however, that Confidential Information shall not include information which concerns the Tonkin Springs Project which is or becomes generally known to the public other than as the result of a breach of the provisions of this Section 24 by any party hereto or its representatives. The obligation to treat the Confidential Information confidentially shall not apply to the extent that any party or its representatives shall be required to disclose such information in connection with an investigation or legal proceeding where the failure to disclose such information could result in liability for contempt or other censure or penalty; provided, however, that such party and/or its representatives shall notify the other parties as soon as possible and in any event prior to such disclosure and shall cooperate with the other party in the event that the other party elects to legally contest such disclosure.

     IN WITNESS WHEREOF, the parties have executed this Intercreditor Agreement as of the date first written above.


                                    TONKIN SPRINGS VENTURE LIMITED
                                    PARTNERSHIP, a Nevada limited partnership



                                    By: Tonkin Springs Gold Mining Company
                                        General Partner

                                        /s/  WILLIAM REID                (name)
                                        ----------------------------------------

                                                                         (title)
                                       -----------------------------------------


                                    TONKIN SPRINGS GOLD MINING
                                    COMPANY, a Colorado corporation



                                    By: /s/  WILLIAM REID
                                        ---------------------------------------
                                        William W. Reid                  (name)
                                        ---------------------------------------
                                        President                       (title)
                                        ---------------------------------------


                                    U.S. GOLD CORPORATION, a Colorado
                                    corporation



                                    By: ---------------------------------------

                                        ---------------------------------(name)

                                        --------------------------------(title)

                                    GLOBEX MINING ENTERPRISES INC., a
                                    Quebec corporation



                                    By: /s/  JACK STOCH
                                        ---------------------------------------
                                        Jack Stoch                       (name)
                                        ---------------------------------------
                                        President                       (title)
                                        ---------------------------------------

     GCC is executing this Agreement for purposes of the agreements contained in Sections 1, 3, 4(c), 13 and 14.


                                        GOLD CAPITAL CORPORATION, a Colorado
                                        corporation


                                        By: /S/  BILL M. CONRAD
                                            -----------------------------------
                                                 Bill M. Conrad
                                            ------------------------------(name)
                                                 Pres
                                            -----------------------------(title)